UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2006 (October 26, 2006)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On October 26, 2006, Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) acquired a fee simple interest in an office building located in Charlotte, North Carolina (“Bank of America Plaza”) through Behringer Harvard 101 South Tryon LP (“BH 101 South Tryon LP”), a subsidiary of Behringer Harvard Operating Partnership I LP, our operating partnership.  Bank of America Plaza consists of a 40-story office building containing approximately 887,000 rentable square feet, with a three-level underground parking garage, located on approximately 2.8 acres of land.  The total contract purchase price for Bank of America Plaza, exclusive of closing costs and initial escrows, was $194.1 million.  BH 101 South Tryon LP borrowed $150 million under a loan agreement (the “Bank of America Plaza Loan Agreement”) with Citigroup Global Markets Realty Corp. (the “Bank of America Plaza Lender”) to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offerings of common stock to the public.  For a description of the Bank of America Plaza Loan Agreement, see Item 2.03 below.  The transaction documents relating to our acquisition of Bank of America Plaza have been filed as Exhibits 10.6, 10.7, 10.8 and 10.9 to this Current Report on Form 8-K and are incorporated into this Item 2.01 disclosure by reference.

The purchase price for the transaction was determined through negotiations between Trizec Holdings, LLC (the “Seller”) and Behringer Advisors LP, our advisor, and its affiliates.  Neither we nor our advisor is affiliated with the Seller and there is no material relationship between the Seller and us or our affiliates, or any of our directors, officers or their respective associates, other than in respect of this transaction.  In evaluating Bank of America Plaza as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less Bank of America Plaza’s actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, quality of tenants, length of leases, price per square foot and occupancy.  Our advisor believes that Bank of America Plaza is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.  We do not intend to make significant repairs or improvements to Bank of America Plaza over the next few years.

Bank of America Plaza is approximately 99% leased, with approximately 72% of the building leased to Bank of America, N.A.

Bank of America, N.A., a global financial institution, leases approximately 640,000 square feet of Bank of America Plaza for a current annual rent of approximately $6.3 million under a lease that expires in March 2019 with two five-year renewal options available.

HPT Management Services LP (the “Bank of America Plaza Property Manager”), our affiliate, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Bank of America Plaza.  Among other things, the Bank of America Plaza Property Manager has the authority to negotiate and enter into leases of Bank of America Plaza on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses.  The Bank of America Plaza Property Manager has subcontracted certain of its on-site management services to Trammell Crow Company.

As compensation for its services, the Bank of America Plaza Property Manager or its affiliates is entitled to reimbursements for its out-of-pocket costs and personnel costs and the following compensation:

a property management fee equal to 3% of the monthly gross revenues from Bank of America Plaza; and

an annual asset management fee equal to 0.6% of the asset value.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

BH 101 South Tryon LP entered into the Bank of America Plaza Loan Agreement on October 26, 2006.  The interest rate under the loan is fixed at 5.433% per annum.  Monthly payments of interest only are required with any remaining balance payable at the maturity date, November 6, 2016.  Prepayment, in whole (but not in part) is permitted on or after the third monthly payment date prior to the maturity date, provided that at least fifteen days prior written notice is given.  The Bank of America Plaza Loan Agreement, the related Promissory Note, Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, and Assignment of Leases and Rents have been filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

In addition, we have guaranteed payment of the debt under the Bank of America Plaza Loan Agreement in the event that, among other things, (i) BH 101 South Tryon LP files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (ii) an involuntary case is commenced against the initial borrower under the Bank of America Plaza Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH 101 South Tryon LP or any of its affiliates.  Our Guaranty of Recourse Obligations has been filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated in this Item 2.03 disclosure by reference.

Item 9.01                                             Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before January 11, 2007, by amendment to this Current Report on Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: November 1, 2006	By:	/s/ Gary Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1	Loan Agreement between Citigroup Global Markets Realty Corp. and Behringer Harvard 101 South Tryon LP (filed herewith)

10.2	Promissory Note made between Citigroup Global Markets Realty Corp. and Behringer Harvard 101 South Tryon LP (filed herewith)

10.3

Deed of Trust, Assignment of Leases and Rents and Security Agreement and Fixture Filing by Behringer Harvard 101 South Tryon LP, as borrower, to Donald F. Simone, Esq., as trustee, for the benefit of Citigroup Global Markets Realty Corp. (filed herewith)

10.4	Assignment of Leases and Rents by Behringer Harvard 101 South Tryon LP, as borrower to Citigroup Global Markets Realty Corp. (filed herewith)

10.5	Guaranty of Recourse Obligations made by Behringer Harvard REIT I, Inc., in favor of Citigroup Global Markets Realty Corp. (filed herewith)

10.6

Assignment Agreement by and between BRE/TZ Acquisitions, L.L.C. and Harvard Property Trust, LLC dated September 11, 2006 regarding Bank of America Plaza (previously filed and incorporated by reference to Form S-11/A filed on October 4, 2006)

10.7

Assignment of Assignment Agreement by Harvard Property Trust, LLC to Behringer Harvard Operating Partnership I LP dated September 20, 2006 regarding Bank of America Plaza (previously filed and incorporated by reference to Form S-11/A filed on October 4, 2006)

10.8

Reinstatement and First Amendment to Assignment Agreement by and between BRE/TZ Acquisitions, L.L.C. and Behringer Harvard Operating Partnership I LP dated September 20, 2006 regarding Bank of America Plaza (previously filed and incorporated by reference to Form S-11/A filed on October 4, 2006)

10.9

Purchase and Sale Agreement by and between BRE/TZ Acquisitions, L.L.C. and Trizec Holdings, LLC dated September 21, 2006 regarding Bank of America Plaza (previously filed and incorporated by reference to Form S-11/A filed on October 4, 2006)